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Printable Election Page

Pop-Up If a Participant does not Print:

Breakeven Calculator

Breakeven Calculator (Cont’d)

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Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome to your Stock Option Exchange Program Website!

Please enter your Login ID (your Sprint email address) and Password.

If this is the first time you have logged in to this website, your Password is the month and year of your birth date (MMYYYY). Once you enter the website for the first time (or after a Password reset), you will be prompted to customize your Password.

If you have misplaced your customized Password, please click here

Login ID:

Password:

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Change Password

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

To change your Password, enter your Login ID (your Sprint email address), Old Password and New Password, then re-enter your New Password and click on the Update button. Your Password must be a combination of at least 8, but no more than 16, characters and at least 3 of the 4 following characteristics: upper-case letters, lower-case letters, numbers and symbols. Your New Password may not contain your Login ID (your Sprint email address) or your name.

Enter Login ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update

Change Password

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

To change your Password, enter your Login ID (your Sprint email address), Old Password and New Password, then re-enter your New Password and click on the Update button. Your Password must be a combination of at least 8, but no more than 16, characters and at least 3 of the 4 following characteristics: upper-case letters, lower-case letters, numbers and symbols. Your New Password may not contain your Login ID (your Sprint email address) or your name.

Enter Login ID:
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Welcome

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome: Home Logout

Welcome to the Sprint Stock Option Exchange Program website!

Sprint Nextel Corporation (Sprint), by an offer to Exchange Certain Outstanding Stock Options for New Stock Options (Offer to Exchange), is offering Eligible Employees the opportunity to exchange Eligible Options for New Options covering a lesser number of Sprint common shares. The Offer will remain open until 11:00 p.m. CDT on June 16, 2010 (or if Sprint extends the Offer a later date that it will specify).

The terms and conditions of the Offer are provided in the Offer to Exchange, which is linked below under "Learn." Capitalized words used on this website are defined in the Offer to Exchange. Before proceeding, you are encouraged to carefully read the Offer to Exchange document and the related documents by clicking on the links below. No one from Sprint, Stock & Option Solutions or any other entity related to this program is permitted to provide any advice, recommendation or additional information about the Stock Option Exchange Program, and we encourage you to consult with your own advisors about your decision.

Make My Election

You have 33 days left to elect whether to keep your Eligible Options or exchange some or all of them for New Options.

View/Make My Election

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO – Tender Offer Statement
- New Option Award Agreement
- Breakeven Calculator

Need Help?

Contact the **Stock & Option Solutions Call Center** at (800)864-7096 or email sprint@sos-team.com

Call Center hours (Central time) are: May 17 – May 21 from 8 a.m. - 5 p.m.; Monday thru Friday (except Memorial Day) May 24 - June 11 from 1 p.m. -5 p.m.; June 14 & 15 from 8 a.m.-7 p.m.; June 16 from 9 a.m.-11 p.m.

Change Your Password

one

ViewElect

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome: Home Logout

Make My Election (Step 1 of 4)

Indicate your decision to tender your Eligible Options identified below in exchange for New Options by selecting the "Yes" choice in the Election column for those particular options and follow the steps to submit your election.

If you do not want to tender one or more of your Eligible Options for exchange, select the "No" choice in the Election column for those particular options and follow the steps to submit your election.

If you do not select the "Yes" choice with respect to an Eligible Option, your election with respect to that Option will default to "No." In that event, the Eligible Option will not be exchanged.

If you previously submitted an election to surrender Eligible Options, you may change or withdraw your election at any time before the end of the offering period. You may change or withdraw your election by selecting "Yes" or "No" in the Election column for each Eligible Option and following the steps to submit your election. Your latest dated election that is received before the end of the offering period will supersede any previously dated election. It is your responsibility to make sure that your election is received before the end of the offering period.

You may not tender only a portion of an Eligible Option grant.

Reminder

Before making your election, please ensure that you have reviewed and understand the information in the following documents:

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO – Tender Offer
- New Option Award Agreement
- Breakeven Calculator

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# Shares Subject to Eligible Option	Exchange Ratio	# Shares Subject to New Option	Election
						○ Yes ◉ No

Confirmation

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome: Home Logout

Review My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# Shares Subject to Eligible Option	Exchange Ratio	# Shares Subject to New Option	Election
						◯ Yes ◉ No

Please note that Sprint will not issue any fractional New Options. The amounts in the "# of Shares Subject to New Option" column have been rounded down to the next whole share after applying the applicable exchange ratio on a grant-by-grant basis.

Click "Cancel" if you do not wish to make the elections indicated and to return to the previous screen. Click "Continue" if the elections indicated are those you wish to make and to continue to the next step in making your election.

Cancel Continue

Need Help?

Contact the **Stock & Option Solutions Call Center** at (800)864-7096 or email sprint@sos-team.com

Call Center hours (Central time) are: May 17 – May 21 from 8 a.m. - 5 p.m.; Monday thru Friday (except Memorial Day) May 24 - June 11 from 1 p.m. -5 p.m.; June 14 & 15 from 8 a.m.-7 p.m.; June 16 from 9 a.m.-11 p.m.

Agreement

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome:

Home Logout

Submit Election (Step 3 of 4)

By selecting "I Agree," you are submitting the Eligible Options indicated on the previous screen for exchange in the Offer and are agreeing and confirming the following:

I have received and reviewed the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the "Offer to Exchange") dated May 17, 2010 and the form of nonqualified stock option award agreement applicable to me (the "Award Agreement"). I have read carefully, understand and agree to be bound by all the terms and conditions of the Offer as described in the Offer to Exchange and the Award Agreement. Capitalized terms not defined herein have the meaning set forth in the Offer to Exchange.

I understand that my latest dated election received before expiration of the Offer will constitute a binding agreement between Sprint Nextel Corporation ("Sprint") and me with respect to my Eligible Options that are accepted for cancellation and exchange by Sprint.

By submitting this election, I elect to exchange or not exchange the Eligible Options indicated. By electing to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for exchange, will be cancelled, and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election also constitutes my acceptance of New Options granted in exchange therefor and my agreement to and acceptance of the terms and conditions set forth in the Award Agreement. If I have previously submitted an election to exchange some or all of my Eligible

Email Address:

An email will be sent to the email address above confirming your election after you select the "I Agree" button.

Click "Cancel" to return to the previous screen to review or change your elections.

Print | Cancel | I Agree

Need Help?

Contact the **Stock & Option Solutions Call Center** at (800)864-7096 or email sprint@sos-team.com

Call Center hours (Central time) are: May 17 – May 21 from 8 a.m. - 5 p.m., Monday thru Friday (except Memorial Day) May 24 - June 11 from 1 p.m. -5 p.m.; June 14 & 15 from 8 a.m.-7 p.m.; June 16 from 9 a.m.-11 p.m.

one

Agreement - Windows Internet Explorer

https://sprint.equitybenefits.com/WebSite/Screens/PrintAgreement.aspx

Submit Election (Step 3 of 4)

By selecting "I Agree," you are submitting the Eligible Options indicated on the previous screen for exchange in the Offer and are agreeing and confirming the following:

I have received and reviewed the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the "Offer to Exchange") dated May 17, 2010 and the form of nonqualified stock option award agreement applicable to me (the "Award Agreement"). I have read carefully, understand and agree to be bound by all the terms and conditions of the Offer as described in the Offer to Exchange and the Award Agreement. Capitalized terms not defined herein have the meaning set forth in the Offer to Exchange.

I understand that my latest dated election received before expiration of the Offer will constitute a binding agreement between Sprint Nextel Corporation ("Sprint") and me with respect to my Eligible Options that are accepted for cancellation and exchange by Sprint.

By submitting this election, I elect to exchange or not exchange the Eligible Options indicated. By electing to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for exchange, will be cancelled, and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election also constitutes my acceptance of New Options granted in exchange therefor and my agreement to and acceptance of the terms and conditions set forth in the Award Agreement. If I have previously submitted an election to exchange some or all of my Eligible Options and wish to withdraw one or more of my tendered options from the Offer and/or change my election to tender Eligible Options, by submitting this election, I elect to exchange or not exchange the Eligible Options now indicated.

I understand that I am not required to tender my Eligible Options for exchange, and participation in the Offer is completely voluntary. If I elect to participate in the Offer, I may elect to tender any or all of my Eligible Options on a grant-by-grant basis. If I do not wish to participate in the Offer, no action is required on my part.

I understand that if I do not elect to exchange some or all of my Eligible Options, I will not receive any New Options in exchange for such Eligible Options and will continue to hold the Eligible Options that I do not elect to exchange, which will continue to be governed by the terms and conditions of the applicable existing stock option award agreements between Sprint and me.

Sprint has advised me to consult with my own tax, financial and legal advisors as to the consequences of participating or not participating in this Offer before making any decision whether to participate.

I understand that participation in the Offer will not be construed as a right to my continued employment with Sprint or any of its subsidiaries. I understand that participation in the Offer will not alter or affect any provisions of my employment relationship with Sprint or one of its subsidiaries (other than to the extent that New Options replace Eligible Options). I understand that the New Options will not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the Offer or be granted a New Option will terminate effective as of the date that I am no longer

Done | Internet | 100%

Agreement - Windows Internet Explorer

https://sprint.equitybenefits.com/WebSite/Screens/PrintAgreement.aspx

I understand that my latest dated election received before expiration of the Offer will constitute a binding agreement between Sprint Nextel Corporation ("Sprint") and me with respect to my Eligible Options that are accepted for cancellation and exchange by Sprint.

By submitting this election, I elect to exchange or not exchange the Eligible Options indicated. By electing to exchange Eligible Options, I agree that any Eligible Options that I validly elect to exchange, if accepted for exchange, will be cancelled, and I will lose all my rights to purchase any shares under the exchanged Eligible Options. By electing to exchange my Eligible Options, I also agree that if my election is accepted, my election also constitutes my acceptance of New Options granted in exchange therefor and my agreement to and acceptance of the terms and conditions set forth in the Award Agreement. If I have previously submitted an election to exchange some or all of my Eligible Options and wish to withdraw one or more of my tendered options from the Offer and/or change my election to tender Eligible Options, by submitting this election, I elect to exchange or not exchange the Eligible Options now indicated.

I understand that I am not required to tender my Eligible Options for exchange, and participation in the Offer is completely voluntary. If I elect to participate in the Offer, I may elect to tender any or all of my Eligible Options on a grant-by-grant basis. If I do not wish to participate in the Offer, no action is required on my part.

I understand that if I do not elect to exchange some or all of my Eligible Options, I will not receive any New Options in exchange for such Eligible Options and will continue to hold the Eligible Options that I do not elect to exchange, which will continue to be governed by the terms and conditions of the applicable existing stock option award agreements between Sprint and me.

Sprint has advised me to consult with my own tax, financial and legal advisors as to the consequences of participating or not participating in this Offer before making any decision whether to participate.

I understand that participation in the Offer will not be construed as a right to my continued employment with Sprint or any of its subsidiaries. I understand that participation in the Offer will not alter or affect any provisions of my employment relationship with Sprint or one of its subsidiaries (other than to the extent that New Options replace Eligible Options). I understand that the New Options will not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the Offer or be granted a New Option will terminate effective as of the date that I am no longer employed with Sprint or a subsidiary, as determined by Sprint for purposes of the Offer.

I understand that Sprint, subject to applicable law, may extend or amend the Offer and postpone its acceptance and cancellation of my Eligible Options that I have tendered for exchange. I understand that Sprint may terminate the Offer if any of the conditions specified in Section III of the Offer to Exchange occurs. In such event, I understand that my Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that my elections and agreements will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

Email Address:

Done | Internet | 100%

PrintConfirmation

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome:

Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Eligible Options					New Options	
Grant ID	Grant Date	Exercise Price	# Shares Subject to Eligible Option	Exchange Ratio	# Shares Subject to New Option	Election

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

Print A Confirmation **Logout** **Return To Home Page**

ConfirmReportHTML

Home

Sprint Stock Option Exchange Program - Election Confirmation

Your election has been recorded as follows:

Name:
Employee ID # :
Date:

Eligible Options | New Options

Grant ID	Grant Date	Exercise Price	# Shares Subject to Eligible Option	Exchange Ratio	# Shares Subject to New Option	Election

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.


VBScript: Confirm Print
Have you printed the Confirmation Page?
If not, select "No" and then "Yes" on the next screen.
Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser's File Menu.
Yes
No


VBScript: Confirm Print
We strongly recommend you Print a Confirmation before leaving this page.
To print this page press CTRL+P on the keyboard or select the Print Option from your browser's File Menu.
If you want to stay at this page click Yes. If you want to continue with your action click No.
Yes
No

Breakeven Calculator - Windows Internet Explorer

https://sprint.equitybenefits.com/WebSite/Screens/Calculator.aspx

Option Exchange

Breakeven Calculator

At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?

Step 1: Select Eligible Option Grant ID	
Exercise Price of Eligible Option	$13.58
Number of Shares Subject to Eligible Option	535
Exchange Ratio based on Eligible Option Grant ID selected	4.50:1
Number of Shares Subject to New Option	118
Step 2: Enter Hypothetical Exercise Price of New Option	
Click to Calculate Estimated Breakeven Stock Price	Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:	

What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?

Step 3: Enter Hypothetical Future Stock Price	$
Click to Calculate Estimated Realized Value	Calculate

Realized Value of Eligible Option based on Hypothetical Future Stock

Internet 100%

Breakeven Calculator - Windows Internet Explorer

https://sprint.equitybenefits.com/WebSite/Screens/Calculator.aspx

Breakeven Stock Price Based on Hypothetical Exercise Price:

What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?

Step 3: Enter Hypothetical Future Stock Price $

Click to Calculate Estimated Realized Value [Calculate]

Realized Value of Eligible Option based on Hypothetical Future Stock Price:

Realized Value of New Option based on Hypothetical Future Stock Price:

[Reset]

Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for the details on your specific situation. Additionally, in the Breakeven Calculator, Sprint makes no forecast or projection regarding the exercise price of the New Options that will be granted in the Offer or as to the future market price of Sprint common stock, which may increase or decrease, and you are solely responsible for the assumptions you enter into the Breakeven Calculator.

The share price at which an Eligible Option becomes more valuable than a New Option depends on a number of factors, including the exercise price of the Eligible Option and the New Option and the applicable exchange ratio. The New Options will be granted promptly after the end of the Offer and will have an exercise price equal to the closing price of our common stock as reported by the New York Stock Exchange on the grant date for the for the New Options. We cannot predict the exercise price for the New Options, but we do note that the New Options will be subject to a two-year vesting period and other terms and conditions as described in the award agreement, the form of which is available at New Option Award Agreement, and therefore may not be exercisable at the time when an Eligible Option would be exercisable.

Internet 100%

Welcome

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome: Home Logout

Welcome to the Sprint Stock Option Exchange Program website!

Sprint Nextel Corporation (Sprint), by an offer to Exchange Certain Outstanding Stock Options for New Stock Options (Offer to Exchange), is offering Eligible Employees the opportunity to exchange Eligible Options for New Options covering a lesser number of Sprint common shares. The Offer will remain open until 11:00 p.m. CDT on June 16, 2010 (or if Sprint extends the Offer a later date that it will specify).

The terms and conditions of the Offer are provided in the Offer to Exchange, which is linked below under "Learn." Capitalized words used on this website are defined in the Offer to Exchange. Before proceeding, you are encouraged to carefully read the Offer to Exchange document and the related documents by clicking on the links below. No one from Sprint, Stock & Option Solutions or any other entity related to this program is permitted to provide any advice, recommendation or additional information about the Stock Option Exchange Program, and we encourage you to consult with your own advisors about your decision.

Make My Election

You have 33 days left to elect whether to keep your Eligible Options or exchange some or all of them for New Options.

You have previously made an election with respect to your Eligible Options.

View/Make My Election
Print My Election Confirmation

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO – Tender Offer Statement
- New Option Award Agreement
- Breakeven Calculator

Need Help?

Contact the **Stock & Option Solutions Call Center** at (800)864-7096 or email sprint@sos-team.com

Call Center hours (Central time) are: May 17 – May 21 from 8 a.m. - 5 p.m.; Monday thru Friday (except Memorial Day) May 24 - June 11 from 1 p.m. -5 p.m.; June 14 & 15 from 8 a.m.-7 p.m.; June 16 from 9 a.m.-11 p.m.

Change Your Password

Forgot Password

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

To reset your account and/or generate a temporary Password, please enter your Login ID, answer the security question below and click submit. A temporary Password will be sent to your Sprint email address. Once you enter the website with the temporary Password, you will be prompted to customize your Password.

Enter Login ID (your Sprint email address)

What is the month and year of your birth date (MMYYYY)?

Submit

Return to Login Page

Change Password

Sprint

Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT

Welcome: **Danny Bowman** Home Logout

To change your Password, enter your Login ID (your Sprint email address), Old Password and New Password, then re-enter your New Password and click on the Update button. Your Password must be a combination of at least 8, but no more than 16, characters and at least 3 of the 4 following characteristics: upper-case letters, lower-case letters, numbers and symbols. Your New Password may not contain your Login ID (your Sprint email address) or your name.

Enter Login ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update